Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Union Bankshares Company

We have reviewed the accompanying interim consolidated financial information of Union Bankshares Company and Subsidiary as of September 30, 2007 and 2006, and for the three-and nine-month periods then ended. These financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with standards of the Public Company Accounting Oversight Board (United States), the objective of which is to express an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

/s/ Berry, Dunn, McNeil and Parker

Portland, Maine
November 13, 2007

UNION BANKSHARES COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except number of shares)

	September 30, 2007	September 30, 2006	December 31, 2006
	(Unaudited)	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$11,554	$14,055	$11,900
Securities, available for sale, at market	126,074	129,173	130,512
Securities, held to maturity, at cost (market value $1,716, $2,022, and $2,019 at September 30, 2007, September 30, 2006 and December 31, 2006, respectively)	1,683	1,979	1,977
Other investment securities, at cost which approximates market value	8,024	9,543	8,009
Loans held for sale	286	473	842

Loans	375,375	382,089	370,167
Less allowance for loan losses	4,286	4,257	4,255

Net loans	371,089	377,832	365,912

Premises, furniture and equipment, net	8,661	8,406	8,647
Goodwill	6,305	6,305	6,305
Bank owned life insurance	9,384	9,032	9,118
Other assets	7,619	7,098	7,753

Total assets	$550,679	$563,896	$550,975

LIABILITIES
Demand deposits	$48,799	$52,655	$49,868
NOW deposits	79,876	78,360	80,257
Money market accounts	41,730	19,133	21,290
Savings deposits	54,841	63,098	60,258
Certificates of deposit	117,522	122,404	136,092

Total deposits	342,768	335,650	347,765
Borrowings from Federal Home Loan Bank	130,154	154,934	129,729
Other borrowed funds	19,093	17,886	16,802
Subordinated debt	8,248	8,248	8,248
Other liabilities	7,167	6,631	6,838

Total liabilities	507,430	523,349	509,382

SHAREHOLDERS’ EQUITY
Common stock, $12.50 par value. Authorized 10,000,000 shares, issued 1,066,772 shares at September 30, 2007, 1,079,476 shares at September 30, 2006 and 1,063,982 shares at December 31, 2006.	13,335	13,493	13,300
Surplus	352	972	248
Retained earnings	30,869	28,524	29,417
Accumulated other comprehensive loss
Net unrealized loss on securities available for sale, net of deferred tax asset of $(448), $(864) and $(504) at September 30, 2007, September 30, 2006 and December 31, 2006, respectively.	(870)	(1,676)	(978)
Net unrealized loss on pension and postretirement plans, net of deferred tax asset of $(225), $(395) and $(203) at September 30, 2007, September 30, 2006 and December 31, 2006, respectively.	(437)	(766)	(394)

Total shareholders’ equity	43,249	40,547	41,593

Total liabilities and shareholders’ equity	$550,679	$563,896	$550,975

See Report of Independent Registered Public Accounting Firm. The accompanying notes are an integral part of these consolidated financial statements.

UNION BANKSHARES COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except number of shares and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$6,379	$5,972	$18,535	$17,034
Interest and dividends on investments	1,772	1,639	5,162	4,819

Total interest and dividend income	8,151	7,611	23,697	21,853

INTEREST EXPENSE
Interest on deposits	2,395	1,838	6,712	4,863
Interest on borrowed funds	1,977	2,164	6,081	6,115

Total interest expense	4,372	4,002	12,793	10,978

Net interest income	3,779	3,609	10,904	10,875
Provision for loan losses	40	—	70	—

Net interest income after provision for loan losses	3,739	3,609	10,834	10,875

NON-INTEREST INCOME
Net gain on sales of investment securities	31	—	38	—
Financial services fees and commissions	727	567	2,081	1,830
Service charges and fees on deposit accounts	452	513	1,382	1,480
Bankcard fees	107	103	275	259
Loan fees	175	192	638	554
Income from cash surrender value of life insurance	89	87	266	270
Other income	88	40	222	145

Total non-interest income	1,669	1,502	4,902	4,538

NON-INTEREST EXPENSE
Salaries and employee benefits	2,356	2,297	7,009	7,077
Net occupancy	414	353	1,277	1,130
Equipment and data processing	329	336	1,002	993
Other expense	889	767	2,707	2,668

Total non-interest expense	3,988	3,753	11,995	11,868

Income before income taxes	1,420	1,358	3,741	3,545
Income taxes	365	326	915	845

Net income	$1,055	$1,032	$2,826	$2,700

Net income per common share	$0.99	$0.95	$2.65	$2.48

Cash dividends declared per common share	$0.43	$0.40	$1.29	$1.20

Weighted average common shares outstanding	1,066,138	1,082,121	1,064,826	1,088,979

See Report of Independent Registered Public Accounting Firm. The accompanying notes are an integral part of these consolidated financial statements.

UNION BANKSHARES COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

(Dollars in thousands, except number of shares and per share data)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Loss	Total Shareholders’ Equity
Balance at December 31, 2005	$13,721	$1,932	$27,126	$(2,204)	$40,575

Net income, nine months ended September 30, 2006	—	—	2,700	—	2,700
Change in net unrealized loss on available for sale securities, net of tax of $123	—	—	—	(238)	(238)

Total comprehensive income	—	—	2,700	(238)	2,462

Sale of 5,971 shares of common stock	74	314	—	—	388
Repurchase of 24,131 shares of common stock	(302)	(1,274)	—	—	(1,576)
Cash dividends declared	—	—	(1,302)	—	(1,302)

Balance at September 30, 2006	$13,493	$972	$28,524	$(2,442)	$40,547

Balance at December 31, 2006	$13,300	$248	$29,417	$(1,372)	$41,593

Net income, nine months ended September 30, 2007	—	—	2,826	—	2,826
Change in net unrealized loss on available for sale securities, net of tax of $55	—	—	—	108	108
Minimum pension liability adjustment, net of tax of $3	—	—	—	7	7
Minimum post retirement adjustment, net of tax benefit of $(25)	—	—	—	(50)	(50)

Total comprehensive income	—	—	2,826	65	2,891

Sale of 6,851 shares of common stock	86	274	—	—	360
Repurchase of 4,061 shares of common stock	(51)	(170)	—	—	(221)
Cash dividends declared	—	—	(1,374)	—	(1,374)

Balance at September 30, 2007	$13,335	$352	$30,869	$(1,307)	$43,249

See Report of Independent Registered Public Accounting Firm. The accompanying notes are an integral part of these consolidated financial statements.

UNION BANKSHARES COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Nine months ended September 30,
	2007	2006
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,826	$2,700

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Amortization of intangible asset	27	35
Depreciation	555	521
Net (accretion) amortization of (discounts) premium on investments	(25)	169
Deferred income taxes	(22)	(48)
Loss on disposal of assets	25	—
Provision for loan losses	70	—
Net gain on sales of available for sale securities	(38)	—
Originations of loans held for sale	(9,318)	(7,064)
Proceeds from sale of loans	9,874	6,591
Net change in other assets	106	(662)
Net change in other liabilities	220	300
Net change in deferred loan origination fees	(23)	43

Net cash provided by operating activities	4,277	2,585

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of available for sale securities	5,509	170
Purchase of available for sale securities	(43,556)	(22,518)
Proceeds from maturities and principal payments on available for sale securities	42,716	21,501
Proceeds from maturities and principal payments on held to maturity securities	290	95
Net change in other investments	(15)	215
Net increase in loans to customers	(5,224)	(26,265)
Net capital expenditures	(594)	(2,706)
Net increase in cash surrender value of life insurance	(266)	(270)

Net cash used by investing activities	(1,140)	(29,778)

CASH FLOWS FROM FINANCING ACTIVITIES
Net change in deposits	(4,997)	652
Proceeds from long-term borrowings	5,000	6,000
Repayment of long-term borrowings	(1,575)	(6,378)
Net change in short-term borrowings from Federal Home Loan Bank	(3,000)	25,200
Net change in other borrowed funds	2,291	302
Issuance of subordinated debt	—	8,248
Purchase of common stock	(221)	(1,576)
Proceeds from stock issuance	360	388
Dividends paid	(1,341)	(1,313)

Net cash (used) provided by financing activities	(3,483)	31,523

Net (decrease) increase in cash and cash equivalents	(346)	4,330
Cash and cash equivalents at beginning of year	11,900	9,725

Cash and cash equivalents at end of period	$11,554	$14,055

See Report of Independent Registered Public Accounting Firm. The accompanying notes are an integral part of these consolidated financial statements.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial statements, primarily consisting of normal recurring adjustments, have been included. All significant intercompany transactions and balances are eliminated in consolidation. Operating results for the quarter ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007 or other interim periods. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

NOTE 2. EARNINGS PER SHARE

Earnings per common share (“EPS”) is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period.

NOTE 3. DERIVATIVE FINANCIAL INSTRUMENTS

On March 15, 2007, the Company purchased interest rate protection agreements (caps) with notional amounts of $20.0 million, a strike rate of 5.50% and a termination date of March 15, 2010. These caps were acquired to limit the Company’s exposure to rising interest rates. Under these agreements, the Company paid up front premiums of $66,000 for the right to receive cash flow payments above the predetermined cap rate, thus effectively capping its interest expense for the duration of the agreement. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 133, Accounting for Derivative Instruments and Hedging Activity, management determined the cap did not qualify for hedge accounting treatment. Accordingly, the fair value of the cap, $53,000 at September 30, 2007, is recorded in the consolidated balance sheets with the change in fair value recorded in other expense in the consolidated statement of income.

NOTE 4. STOCK REPURCHASE PROGRAM

The Stock Repurchase Program, as originally adopted on April 14, 2002, provided for the repurchase of up to 57,700 shares or up to 5% of the Company’s then-outstanding common stock. On October 27, 2004, the Company amended the Stock Repurchase Program to authorize the repurchase of up to 86,550 shares or 7.5% of its outstanding common stock as of the Program’s original adoption date. On February 22, 2006, the Board of Directors of the Company authorized the repurchase of 5,000 additional shares under the Stock Repurchase Program. On April 19, 2006, the Board of Directors of the Company amended the Stock Repurchase Program to authorize the repurchase of an additional 54,529 shares, or 5%, of the Company’s common stock outstanding as of April 10, 2006. The repurchases may be made from time to time at the discretion of management of the Company. Shares repurchased by the Company are designated as authorized but unissued stock of the Company. The Company may utilize such shares for any purpose the Board of Directors of the Company deems advisable in compliance with applicable law. As of September 30, 2007, the Company had repurchased a total of 125,526 shares of its stock since the Program’s inception. On August 13, 2007 the repurchase plan was frozen to comply with the Agreement and Plan of Merger with Camden National Corporation.

NOTE 5. MORTGAGE SERVICING RIGHTS

Capitalized mortgage servicing rights are recognized, in accordance with SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of SFAS No. 140, as separate assets when the Company continues to service residential real estate loans that have been sold in the secondary market. Capitalized servicing rights are included in other assets and are amortized into non-interest income in proportion to, and over the period of, the estimated future net servicing income of the underlying financial assets. The fair value of the mortgage servicing rights approximated $1.3 million at September 30, 2007 and 2006.

In evaluating the reasonableness of the carrying values of mortgage servicing rights, the Company obtains third party valuations based on loan level data including note rate, type and term of the underlying loans. The model utilizes a variety of assumptions, the most significant of which are loan prepayment assumptions and the discount rate used to discount future cash flows. Prepayment assumptions, which are impacted by loan rates and terms, are calculated using a three-month moving average of weekly prepayment data published by the Public Securities Association and modeled against the serviced loan portfolio by the third party valuation specialist. The discount rate is the quarterly average 10-year US Treasury rate plus 5.0%. Other assumptions include delinquency rates, foreclosure rates, servicing cost inflation, and annual unit loan cost. All assumptions are adjusted periodically to reflect current circumstances. Amortization of the mortgage servicing rights, as well as write-offs of capitalized rights due to prepayments of the related mortgage loans, are recorded as a charge against other income.

The following summarizes mortgage servicing rights capitalized and amortized, along with the activity in the related valuation allowance:

	Nine months ended September 30,
	2007	2006
	(Dollars in thousands)
Balance of loans serviced for others at September 30,	$109,141	$102,847

Mortgage Servicing Rights, Net of Valuation Allowance:
Balance at beginning of year	$561	$619
Mortgage servicing rights capitalized	178	332
Amortization charged against mortgage servicing income	(223)	(407)
Change in valuation allowance	—	2

Balance at end of period	$516	$546

Valuation Allowance:
Balance at beginning of year	2	4
Increase in impairment reserve	3	—
Reduction of impairment reserve	(3)	(2)

Balance at end of period	$2	$2

NOTE 6. CORE DEPOSIT INTANGIBLE

On August 31, 2000, the Company acquired the outstanding stock of Mid-Coast Bancorp, Inc. and its subsidiary, The Waldoboro Bank, FSB. The acquisition was accounted for under the purchase method of accounting for business combinations. The Company has an intangible asset subject to amortization related to the acquisition. The core deposit intangible is being amortized on a straight-line basis over 7 years, and reviewed for possible impairment when it is determined that events or changed circumstances may affect the underlying basis of the asset. The carrying amount is as follows:

	September 30, 2007	September 30, 2006	December 31, 2006
	(Dollars in thousands)
Core deposit intangible, cost	$323	$323	$323
Accumulated amortization	323	284	296

Core deposit intangible, net	$—	$39	$27

Amortization expense related to the core deposit intangible amounted to $27,000 for the nine months ended September 30, 2007 and $39,000 for the nine months ended September 30, 2006.

NOTE 7. EMPLOYEE BENEFITS

The Company’s subsidiary has a noncontributory defined benefit pension plan covering substantially all permanent full-time employees. Effective May 15, 2005, the Company froze the defined benefit pension plan. As a result, all affected employees retained any benefits accumulated to the effective date, but were no longer eligible to increase their benefit.

The Company also sponsors a postretirement benefit program that provides medical coverage and life insurance benefits to certain employees who meet minimum age and service requirements. Active employees accrue benefits over a 25-year period.

In December 2006, the Company implemented SFAS Statement No. 158, Employers Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of Financial Accounting Standards Board Statements (“FASB”) No. 87, 88, 106 and 132(R). This Statement requires changes to the existing reporting for defined benefit postretirement plans that, among other changes, requires the Company to recognize on its balance sheet the over funded or under funded status of the above described plans, measured as the difference between the fair value of plan assets and the projected benefit obligation.

Net periodic benefit cost of these plans includes the following components:

	Three months ended September 30,
	2007		2006
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
	(Dollars in thousands)
Service cost	$—	$17	$—	$19
Interest cost	104	23	98	21
Expected return on plan assets	(104)	—	(98)	—
Recognized net actuarial (gain) loss	4	(4)	8	(3)
Amortization of unrecognized transition obligation	—	11	—	12

Net periodic benefit cost	$4	$47	$8	$49

	Nine months ended September 30,
	2007		2006
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
	(Dollars in thousands)
Service cost	$—	$52	$—	$57
Interest cost	312	67	294	63
Expected return on plan assets	(314)	—	(294)	—
Recognized net actuarial (gain) loss	13	(12)	24	(9)
Amortization of unrecognized transition obligation	—	34	—	36

Net periodic benefit cost	$11	$141	$24	$147

Amounts not yet reflected in net periodic benefit cost and included in accumulated other comprehensive (income) loss are as follows:

	Nine months ended September 30, 2007
	2007		2006
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
	(Dollars in thousands)
Net actuarial loss (gain)	$929	$(508)	$1,161	$—
Unrecognized transition obligation	—	241	—	—

	929	(267)	1,161	—
Net deferred tax expense (benefit)	(316)	91	(395)	—

Total accumulated other comprehensive (income) loss	$613	$(176)	$766	$—

Weighted-average discount rate assumption used to determine benefit obligation	6.00%	6.00%	5.50%	5.50%

Weighted-average discount rate assumption used to determine benefit cost	5.75%	5.50%	5.75%	5.75%

The Company’s expected pension and postretirement benefit payments for the third quarter of 2007 are $77,000 and $13,000, respectively and the expected pension and postretirement benefit payments for all of 2007 are $310,000 and $51,000, respectively. The expected pension and postretirement contributions for 2007 is $0 and $51,000, respectively.

The Company has established a defined contribution plan under Section 401(k) of the Internal Revenue Code. Plan participants, who consist of all employees meeting minimum age and service requirements who elect to participate, are permitted to contribute a percentage of their wages to the plan on a pre-tax basis. In 2005, the Company amended the Plan to include an employer-paid match on amounts deferred by employees and an annual discretionary profit sharing contribution paid by the Company.

The Company also maintains a nonqualified supplemental executive retirement plan for the benefit of certain key employees. Life insurance policies were acquired to generate income to offset the cost of the plan. The amount of the annual benefit is indexed to the financial performance of each insurance policy owned by the Company.

NOTE 8. REPURCHASE AGREEMENTS

Both wholesale and retail repurchase agreements are collateralized by mortgage-backed securities and U.S. Government obligations. At September 30, 2007, the Company had $10.0 million of wholesale repurchase agreements outstanding with third party brokers and $8.1 million of customer repurchase agreements outstanding. The related securities are included in the securities available for sale portfolio.

NOTE 9. INCOME TAXES

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement 109 (“FIN 48”). This statement clarifies the criteria that an individual tax position must satisfy for some or all of the benefits of that position to be recognized in a company’s financial statements. FIN 48 prescribes a recognition threshold of more-likely-than-not, and a measurement attribute for all tax positions taken or expected to be taken on a tax return, in order for those tax positions to be recognized in the financial statements. Effective January 1, 2007, the Company has adopted the provisions of FIN 48 and there was no material effect on the financial statements. As a result, there was no cumulative effect related to adopting FIN 48.

The Company is currently open to audit under the statute of limitations by the Internal Revenue Service for the years ending December 31, 2004 through 2006. The state income tax returns of the Company and its subsidiaries are open to audit under the statute of limitations for the years ending December 31, 2004 through 2006.

NOTE 10. RECENT ACCOUNTING DEVELOPMENTS

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and early application is encouraged. We do not expect application of this Statement to have a material effect on the consolidated financial statements.

In February of 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which gives entities the option to measure eligible financial assets, and financial liabilities, that are not otherwise permitted to be accounted for at fair value under the accounting standards, at fair value on an instrument by instrument basis. The election to use the fair value option is available when an entity first recognizes a financial asset or financial liability. Subsequent changes in fair value must be recorded in earnings. This statement is effective as of the beginning of a company’s first fiscal year after November 15, 2007. The Company is in the process of analyzing the impact of SFAS No. 159.

NOTE 11. PROPOSED MERGER

Camden National Corporation and the Company entered into an Agreement and Plan of Merger on August 13, 2007, as amended. The merger agreement provides for the merger of the Company with and into Camden National Corporation, with Camden National Corporation being the surviving corporation. Promptly thereafter, the Company’s subsidiary, Union Trust Company, will merge with and into Camden National Bank with Camden National Bank being the surviving institution. The proposed merger will occur following approval of the proposal by the shareholders of the Company, and satisfaction or waiver of all other conditions to the merger. If the merger is completed, each share of the Company common stock will be converted into the right to receive either $68.00 in cash or 1.9106 shares of Camden National Corporation common stock, plus cash in lieu of any fractional share. The merger agreement includes allocation procedures intended to ensure that 40% of the outstanding shares of Company common stock immediately prior to the effective time of the merger will be converted into the right to receive cash, and 60% of these shares of Company common stock will be converted into the right to receive Camden National Corporation common stock. In connection with the proposed merger, Camden National Corporation and the Company intend to file relevant materials with the Securities and Exchange Commission, including the registration statement on Form S-4 containing a proxy statement/prospectus that was filed on September 21, 2007 and amended on October 23, 2007. Readers should review these materials when they become available as they contain more detailed information about the merger.